Securities Purchased in
Underwritings Involving
Transactions with Sanford C.
Bernstein and Co.











Subject to Rule 10f-3 Under the
Investment Company Act of 1940























  10f-3 Transactions - July 1,
2014 - September 30, 2014























AB Funds







Portfolio
Security
Date
Purchased *
Shares
Purchased
Price per Share
Underwriting
Commission**
Shares
Purchased
by AB
including
the Funds
Total
Shares
Offered
% of Offering
Purchased by
AB including
the Funds
***
Purchased
From
Shares
Held
9/30/14
Price
per
Share
9/30/14












AB Small Cap
Growth
Portfolio
Otonomy,
Inc.
8/13/2014
110,297
$16.00
$1.1200
300,000
6,250,000
4.80%
J.P.
Morgan ^
246,855
$24.00
AVPS Small Cap
Growth
Portfolio
Otonomy,
Inc.
8/13/2014
6,726
$16.00
$1.1200
300,000
6,250,000
4.80%
J.P.
Morgan ^
14,173
$24.00
AB High Yield
Pooling
Portfolio
Travelport
Worldwide
Ltd.
9/25/2014
2,580
$16.00
$0.9600
11,260
30,000,000
0.04%
UBS?
2,580
$16.46
AB Credit
Long/Short
Portfolio
Travelport
Worldwide
Ltd.
9/25/2014
2,200
$16.00
$0.9600
11,260
30,000,000
0.04%
UBS?
0
N/A








































































* With respect to the transactions, the issuer including the operations of any predecessors had been in business for a period of at least three years, and the securities purchased were 1 part of an issue registered under the Securities Act of 1933 and offered to the public, 2 purchased prior to the end of the first day on which any sales were made, at a price not more than the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities if not offered for subscription upon exercise of rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminated, and 3 offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
** The commission, spread or profit received or to be received by the principal underwriters was determined by the appropriate officers of the Adviser to be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities sold during a comparable period of time.
*** Aggregate purchases by all AB buy-side clients, including the Fund, did not exceed 25% of the pricipal amount of the Offering.
^ Sanford C. Bernstein Co., LLC SCBCo., an affiliated broker-dealer of the Fund, was a co-manager of the underwriting syndicate for this transaction and was allocated 7.5% of the Offering.
Other members of the underwriting syndicate for the Offering were as follows: Bank of America Merrill
Lynch and Piper Jaffray  Co.
^ Sanford C. Bernstein Co., LLC SCBCo., an affiliated broker-dealer of the Fund, was a co-manager of the underwriting syndicate for this transaction and was allocated 7.5% of the Offering.
Other members of the underwriting syndicate for the Offering were as follows: Bank of America Merrill Lynch and Piper Jaffray Co.




ablegal -  2971988 v1